Exhibit 99
NEWBRIDGE BANCORP
Computershare Trust Company, N.A.
250 Royall Street Canton Massachusetts 02021 Telephone 800 633 4236 www.computershare.com
Name Address City, State, Zip
Holder Account Number
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.
Direct Stock Purchase Plan — Enrollment Form
Please refer to the plan prospectus or brochure before enrolling. (If you do not want to enroll in the plan and you want to receive all your dividends in cash you do not need to complete this form.) Check one box only. If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed. If the plan permits, you may make optional cash investments at any time under each of the participation options below.
Full Dividend Reinvestment
Please mark this box if you wish to reinvest all dividends that become payable on this account, on all stock now held or any future holdings, including shares purchased with optional cash investments.
Partial Dividend Reinvestment by Shares Please mark this box and specify the number of whole shares on which you wish to have dividends reinvested. The dividends on all remaining shares or any future holdings, including shares purchased with optional cash investments, will be paid in cash.
All Dividends Paid in Cash (No Dividend Reinvestment)
Please mark this box if you wish to receive dividend payments in cash on all stock now held or any future holdings, including shares purchased with optional cash investments.
By participating in the plan, I agree to be bound by the terms and conditions of the prospectus or brochure that governs the plan. I have read and fully understand the terms and conditions of the prospectus or brochure. I further agree that my participation in the plan will continue until I notify Computershare in writing that I desire to terminate my participation in the plan. Upon providing such notification, I acknowledge that my withdrawal from the plan will be subject to the terms and conditions of the prospectus or brochure that governs the plan. Enrollment forms will be processed within 5 business days of receipt. Confirmation of enrollment will not be mailed; however, a transaction statement will be mailed once there is activity in your account. If you would like to confirm your enrollment in the plan, please call us at the above referenced telephone number. To be valid, this form must be signed by all registered shareholders. If you do not sign and return this form, you will continue to receive dividend payments in cash.
Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)
Date (mm/dd/yyyy)
Please return completed form to:
Computershare PO Box 43078 Providence RI, 02940-3078
E 7 5 U E F
E 7 5 U E F
00IMXC-WEB
Please see important PRIVACY NOTICE on reverse side of statement

Privacy Notice
At Computershare, we take privacy seriously. In the course of providing services to you in connection with employee stock purchase plans, dividend reinvestment plans, direct stock purchase plans and/or direct registration services, we receive nonpublic, personal information about you. We receive this information through transactions we perform for you, from enrollment forms, automatic debit forms, and through other communications with you in writing, electronically, and by telephone. We may also receive information about you by virtue of your transaction with affiliates of Computershare or other parties. This information may include your name, address (residential and mailing), social security number, bank account information, stock ownership information and other financial information.
With respect both to current and former customers, Computershare does not share nonpublic personal information with any non-affiliated third-party except as necessary to process a transaction, service your account or as required or permitted by law. Our affiliates and outside service providers with whom we share information are legally bound not to disclose the information in any manner, unless required or permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you. Computershare maintains physical, electronic and procedural safeguards to protect your personal information.
Computershare realizes that you entrust us with confidential personal and financial information and we take that trust very seriously.

NEWBRIDGE BANCORP

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
Telephone 800 633 4236
www.computershare.com

Name

Address

City, State, Zip

Joint - Will be presumed to be joint tenants with rights of survivorship unless restricted by applicable state law or otherwise indicated.

Custodial - A minor is the beneficial owner of the account with an adult custodian managing the account until the minor comes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. Please note that both the minor's and custodian social security number must be provided.

Trust - Account is established in accordance with the provisions of a trust agreement.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. ABC 123 X

Direct Stock Purchase Plan - Initial Enrollment Form

Account Legal Registration (Choose One)

☐ Single/Joint Account

☐ Custodial Account

☐ **Trust Account**
You must provide Computershare with the following three pages from the Trust Document: **1. Title Page 2. Powers Page and 3. Signature Page**

Date of Trust (mm/dd/yyyy)

Citizenship

☐ USA

☐ **Other**
You must complete a W-8BEN form. Please refer to our website at www.computershare.com or call the phone number above to obtain a form.

Account Information

Name, Custodian Name or Full Trust Name

Joint Owner (if any), Minor's Name or Trustee(s) Name

Date of Birth (Primary Account Holder/Minor)

Date of Birth (Joint Account Holder/Custodian)

Minor's State (if applicable)

Social Security Number (SSN) (Primary Account Holder/Minor) or Employer Identification Number (EIN)

Social Security Number (SSN) (Joint Account Holder/Custodian)

Street Number

Street Name

Apt./Unit Number

City/Town

State/Province

Postal Code

Country

E 6 2 U E F L X B K

00GBMB-WEB

Please refer to the plan prospectus or brochure before enrolling.
Check one box only. If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed. If the plan permits, you may make optional cash investments at any time under each of the participation options below.
Full Dividend Reinvestment Please mark this box if you wish to reinvest all dividends that become payable on this account, on all stock now held or any future holdings, including shares purchased with optional cash investments. Partial Dividend Reinvestment by Shares Please mark this box and specify the number of whole shares on which you wish to have dividends reinvested. The dividends on all remaining shares or any future holdings, including shares purchased with optional cash investments, will be paid in cash. All Dividends Paid in Cash (No Dividend Reinvestment) Please mark this box if you wish to receive dividend payments in cash on all stock now held or any future holdings, including shares purchased with optional cash investments.
Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien). Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. By participating in the plan, I agree to be bound by the terms and conditions of the prospectus or brochure that governs the plan. I have read and fully understand the terms and conditions of the prospectus or brochure. I further agree that my participation in the plan will continue until I notify Computershare in writing that I desire to terminate my participation in the plan. Upon providing such notification, I acknowledge that my withdrawal from the plan will be subject to the terms and conditions of the prospectus or brochure that governs the plan. By signing this form, I am certifying that I am of legal age in the state or country of my residence. Enrollment forms will be processed within 5 business days of receipt. Confirmation of enrollment will not be mailed; however, a transaction statement will be mailed once there is activity in your account. If you would like to confirm your enrollment in the plan, please call us at the number referenced on the front page. To be valid, this form must be signed by all account holders. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Please return completed form to: Computershare P.O. Box 43078 Providence RI 02940-3078 Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy)
Please enclose a check for your initial investment plus a $10.00 enrollment fee. Make checks payable to Computershare. Please refer to the plan prospectus or brochure for the minimum/maximum amount of the initial investment. No interest will be paid on the funds held pending investment. Privacy Notice At Computershare, we take privacy seriously. In the course of providing services to you in connection with employee stock purchase plans, dividend reinvestment plans, direct stock purchase plans and/or direct registration services, we receive nonpublic, personal information about you. We receive this information through transactions we perform for you, from enrollment forms, automatic debit forms, and through other communications with you in writing, electronically, and by telephone. We may also receive information about you by virtue of your transaction with affiliates of Computershare or other parties. This information may include your name, address (residential and mailing), social security number, bank account information, stock ownership information and other financial information. With respect both to current and former customers, Computershare does not share nonpublic personal information with any non-affiliated third-party except as necessary to process a transaction, service your account or as required or permitted by law. Our affiliates and outside service providers with whom we share information are legally bound not to disclose the information in any manner, unless required or permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you. Computershare maintains physical, electronic and procedural safeguards to protect your personal information. Computershare realizes that you entrust us with confidential personal and financial information and we take that trust very seriously.

NEWBRIDGE BANCORP Computershare Trust Company, N.A.
250 Royall Street Canton Massachusetts 02021 Telephone 800 633 4236 www.computershare.com
Name Address City, State, Zip
Holder Account Number
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.
Direct Stock Purchase Plan — Direct Debit Authorization — Monthly
Funds will be withdrawn on the 20th day of the month or on the next business day.
Dollar Amount: This plan allows for a minimum amount of $50 with a maximum of $250,000 per Calendar year.
Financial Institution Information
Please select one.
Individual
Joint
Other
Please select one.
Checking Account
Savings Account
Financial institution routing number
Note: DO NOT USE A CREDIT CARD. If you do not know your account number or the routing number, please see the reverse side of this form or check with your financial institution. Account numbers must be in numeric format.
Name(s) in which the above account is held
Note: If you are not currently enrolled in this company’s Plan, by signing this form, you agree to the following: (1) to enroll in the Plan for full dividend reinvestment so that all of your dividends will be used to purchase additional shares (if available); (2) to be bound by the terms and conditions of the prospectus or brochure that governs the Plan; (3) that you have read and fully understand the terms and conditions of the prospectus or brochure; and (4) that you further agree that your participation in the Plan will continue until you notify Computershare in writing or by other available means that you desire to terminate participation in the Plan. Upon providing such notification, you acknowledge that withdrawal from the Plan will be subject to the terms and conditions of the prospectus or brochure that governs the Plan.
I/We hereby authorize Computershare to make monthly automatic transfers of funds from the above account in the amount shown. This deduction will be used to purchase shares to be deposited into my/our account.
All owners of the financial institution account must sign below.
Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy)
Daytime Telephone Number
Please return completed form to:
Computershare P.O. Box 43078 Providence RI 02940-3078

How to complete this form
1. This company plan offers only monthly deductions. Check the box to confirm your agreement.
2. Amount of automatic deduction: Indicate the amount authorized to transfer from your account to purchase additional shares.
3. Indicate the type of account held with the financial institution. 4. Indicate checking or savings. 5. Print the complete financial institution account number.
6. Print the financial institution routing number from your check or savings deposit slip. If you are using a savings account, contact your financial institution for the routing number.
7. Print the name(s) in which the financial institution account is held. 8. All authorized owners of the financial institution account must sign this form.
SAMPLE CHECK
Name(s) in which bank account is held
Financial institution and branch information
John A. Doe Mary B. Doe 123 Your Street
Anywhere , U.S.A. 12345 PAY TO THE
ORDER OF
Bank of Anywhere 123 Main Street Anywhere, USA 12345 FOR
SAMPLE (NON-NEGOTIABLE)
Routing number Account number